                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Date of report  (Date of earliest event reported):  September 18, 1998

                           BRITE VOICE SYSTEMS, INC.
                           -------------------------
   (Exact name of Registrant as specified in its Articles of Incorporation)

           Kansas                    0-17920                48-0986248
           ------                    -------                ----------
(State or other jurisdiction     (Commission File       (I.R.S. Employer
    of incorporation)                 Number)           Identification No.)


250 International Parkway, Suite 300, Heathrow, Florida          32746
-------------------------------------------------------        ----------
      (Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code:   (407) 357-1000

                          Not Applicable
                          --------------
                 (Former name, or former address,
                  if changed since last report)

ITEM 5.   OTHER EVENTS

     On September 18, 1998, Brite Voice Systems, Inc. (the "Company") announced that it has entered into a letter of intent to sell the assets of Telecom Services Limited, its telecommunications management services division ("TSL"), to an undisclosed buyer for $20 million cash and $5 million in preferred stock. The Company's TSL division provides billing verification and optimization, professional services, software and managed services. The closing of the transaction is contingent upon the negotiation of certain terms and conditions and the execution of a definitive purchase agreement. On September 18, 1998, the Company issued a press release concerning the TSL transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

          99.1 Press release of the Company dated September 18, 1998, relating to the entering into of a letter of intent to sell the assets of the Company's Telecom Services Limited division.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   BRITE VOICE SYSTEMS, INC.


                                   By:  /s/ Glenn A. Etherington
                                        --------------------------
                                        Glenn A. Etherington
                                        Chief Financial Officer


Dated:   September 18, 1998


                                 EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION
----------          -----------
   99.1       Press release of the Company dated September 18, 1998, relating to the entering into of a letter of intent to sell the assets of the Company's Telecom Services Limited division.

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